UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 12, 2013

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State of Other Jurisdiction of Incorporation)

	1-11530	38-2033632
	(Commission File Number)	(I.R.S. Employer Identification No.)

	200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
	(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 12, 2013, a subsidiary of Taubman Centers, Inc., The Taubman Realty Group Limited Partnership ("TRG"), entered into an unsecured Term Loan Agreement (the "Agreement") with JPMorgan Chase Bank, N.A., as Administrative Agent, and the various lenders and agents on the signature pages thereto. The Agreement provides for a loan that matures on February 28, 2019. Pricing under the loan is based on TRG's total leverage ratio as shown in the table below.

Ratio Level	Total Leverage Ratio*	Eurodollar Spread
Level I	< 45%	1.35%
Level II	≥ 45% and < 50%	1.45%
Level III	≥ 50% and < 55%	1.60%
Level IV	≥ 55%	1.90%
*Total Leverage Ratio is defined as the ratio of Total Outstanding Indebtedness to Capitalization Value as defined in the Agreement.

As of November 12, 2013, the leverage ratio results in pricing of LIBOR plus 1.35%.

The Agreement provides for an aggregate commitment of $475 million (which may be increased up to $600 million, subject to conditions therein). The loan proceeds of $475 million were used to pay off the 5.28 percent, $305 million loan on Beverly Center, and excess proceeds, net of fees and accrued interest, were used to pay down the Company's lines of credit. The entities owning Beverly Center, Dolphin Mall, Fairlane Town Center, Twelve Oaks Mall, and The Shops at Willow Bend are guarantors under the Agreement and the Company's $1.1 billion revolving credit agreement dated as of February 28, 2013, and will be unencumbered assets under both loans. The Agreement also contains various affirmative and negative covenants, including financial covenants, and events of default that are similar to TRG's existing revolving credit agreement.

Separately, the Company has entered into a forward interest rate swap agreement to reduce its exposure to interest rate fluctuations. The swap will effectively fix the interest rate on the $475 million loan to a rate of 3 percent beginning January 2, 2014 through its maturity date.

The foregoing description is qualified in its entirety by (i) the Agreement, a copy of which is attached hereto as Exhibit 4.1, (ii) the Guaranty, a copy of which is attached hereto as Exhibit 4.2, and (iii) Amendment No. 1 to the Revolving Credit Agreement, which incorporates the entity owning Beverly Center as a guarantor and makes certain other definitional changes, a copy of which is attached hereto as Exhibit 4.3, each of which is incorporated herein by reference.

The Company issued a press release on November 13, 2013 announcing the foregoing matters, a copy of which is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 2.03.    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure set forth in Item 1.01 above is hereby incorporated by reference.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit	Description

4.1
Term Loan Agreement, dated as of November 12, 2013, by and among The Taubman Realty Group Limited Partnership and JPMorgan Chase Bank N.A., as Administrative Agent, and the various lenders and agents on the signatures pages thereto.

4.2
Guaranty, dated as of November 12, 2013, by and among Dolphin Mall Associates LLC, Fairlane Town Center LLC, Twelve Oaks Mall, LLC, Willow Bend Shopping Center Limited Partnership, and La Cienega Partners Limited Partnership, in favor of JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for the Lenders under the Term Loan Agreement.

4.3
Amendment No. 1 to Revolving Credit Agreement, dated as of November 12, 2013, by and among The Taubman Realty Group Limited Partnership and JP Morgan Chase Bank N.A., as an Administrative Agent, and the various lenders and agents on the signatures pages thereto.

99	Press Release, dated November 13, 2013, entitled "Taubman Announces the Closing of $475 million Unsecured Term Loan".

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2013	TAUBMAN CENTERS, INC.

By: /s/ Simon J. Leopold
Simon J. Leopold
Treasurer

EXHIBIT INDEX

Exhibit	Description

4.1
Term Loan Agreement, dated as of November 12, 2013, by and among The Taubman Realty Group Limited Partnership and JPMorgan Chase Bank N.A., as Administrative Agent, and the various lenders and agents on the signatures pages thereto.

4.2
Guaranty, dated as of November 12, 2013, by and among Dolphin Mall Associates LLC, Fairlane Town Center LLC, Twelve Oaks Mall, LLC, Willow Bend Shopping Center Limited Partnership, and La Cienega Partners Limited Partnership, in favor of JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for the Lenders under the Term Loan Agreement.

4.3
Amendment No. 1 to Revolving Credit Agreement, dated as of November 12, 2013, by and among The Taubman Realty Group Limited Partnership and JP Morgan Chase Bank N.A., as an Administrative Agent, and the various lenders and agents on the signatures pages thereto.

99	Press Release, dated November 13, 2013, entitled "Taubman Announces the Closing of $475 million Unsecured Term Loan".